Exhibit 10.1
Execution Version
THE WARRANTS CONTEMPLATED BY THIS WARRANTS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OR ANY PROVINCE OF CANADA, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION OR PROSPECTUS REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE OR PROVINCIAL SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT AND A LETTER FROM TRANSFEREE IN WHICH SUCH TRANSFEREE REPRESENTS THAT HE OR SHE IS ACQUIRING THE WARRANTS FOR HIS OR HER OWN ACCOUNT FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO DISTRIBUTION, THE SUBSTANCE OF EACH TO BE REASONABLY ACCEPTABLE TO THE COMPANY.
WARRANTS AGREEMENT
     This WARRANTS AGREEMENT (this “Agreement”) is dated as of October 13th, 2011, between Magnum Hunter Resources Corporation, a Delaware corporation (the “Company”), and American Stock Transfer & Trust Company, LLC, a New York limited liability trust company, as Warrants Agent (the “Warrants Agent”).
RECITALS
     WHEREAS, the Company proposes to issue Warrants (the “Warrants”), entitling the holders thereof to purchase shares of the Company’s Common Stock, $0.01 par value per share (the “Common Stock”); and
     WHEREAS, the Warrants Agent, at the request of the Company, has agreed to act as the agent of the Company in connection with the issuance, registration, transfer, exchange and exercise of the Warrants;
     NOW, THEREFORE, in consideration of the premises and mutual agreements herein set forth, the parties hereto agree as follows:
AGREEMENT
     1. Appointment of Warrants Agent. The Company hereby appoints the Warrants Agent to act as agent for the Company in accordance with the instructions hereinafter set forth; and the Warrants Agent hereby accepts such appointment, upon the terms and conditions hereinafter set forth and payment of the Warrants Agent’s fees as set forth in Exhibit B.
     2. Amount Issued. Subject to the provisions of this Agreement, the Company shall issue and distribute to holders of its Common Stock (“Record Holders”) Warrants to purchase an aggregate of 12,875,271 shares of Common Stock. The Company shall distribute to the Record Holders as of the close of business on August 31, 2011 (the “Record Date”) one (1) Warrant for every ten (10) shares of Common Stock held of record on the Record Date. No fractional warrants or cash in lieu thereof will be issued or paid. The number of Warrants distributed to each Record Holder will be rounded down to the nearest whole number. Each Warrant shall entitle the holder thereof to purchase one share of Common Stock at a price of $10.50 per share, upon exercise of the Warrant as herein provided.
     The Company also made a capital contribution of Warrants to purchase shares of Common Stock to MHR Callco Corporation, its wholly owned subsidiary, and MHR Callco Corporation subsequently made a capital contribution of such Warrants to its wholly owned subsidiary, MHR Exchangeco Corporation (“Exchangeco”), which shall issue and distribute to the holders of Exchangeable Shares of Exchangeco (“Exchangeco Record Holders”) as of the Record Date one (1) Warrant for every ten (10) Exchangeable Shares held of record on the Record Date. No fractional warrants or cash in lieu thereof will be issued or paid. The number of Warrants distributed to each Exchangeco Record Holder will be rounded down to the nearest whole number. Each Warrant shall entitle the holder thereof to purchase one share of Common Stock at a price of $10.50 per share, upon exercise of the Warrant as herein provided.
     3. Form of Warrant Certificates. The Warrants shall be evidenced by certificates (the “Warrant Certificates”) to be delivered pursuant to this Agreement in registered form only. The Warrant Certificates and the forms of election to purchase shares of Common Stock and of assignment to be printed on the reverse thereof shall be in substantially the form set forth in Exhibit A hereto, together with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement, and such letters, numbers or other marks of identification and such legends or endorsements placed thereon (i) as may be required to comply with any law or rules made pursuant thereto, any rules of any securities exchange, or any agreement between the Company and any holder of a Warrant (a “Warrantholder”) or (ii) as may, consistently herewith, be determined by the officers executing such Warrant Certificates, as evidenced by their execution of such Warrant Certificates.
     4. Execution of Warrant Certificates. The Warrant Certificates shall be duly executed on behalf of the Company by its Chairman and Chief Executive Officer or its Executive Vice President and Chief Financial Officer, and by its Treasurer, Secretary or Assistant Secretary by manual or facsimile signatures printed thereon. Warrant Certificates shall be manually countersigned by the Warrants Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer of the Company before the date of issuance of the Warrant Certificates or before countersignature by the Warrants Agent and issue and delivery thereof, such Warrant Certificates may nevertheless be countersigned by the Warrants Agent, issued and delivered with the same force and effect as though the person who signed such Warrant Certificates had not ceased to be such officer of the Company.
     5. Registration. The Warrant Certificates shall be numbered, and each Warrant Certificate along with the name and address of its holder shall be registered in a register (the “Warrants Register”) to be maintained by the Warrants Agent. The Company and the Warrants Agent may deem and treat the registered holder of a Warrant Certificate as the absolute owner thereof (notwithstanding any notation of ownership or other writing thereon made by anyone), for the purpose of any exercise thereof or any distribution to the holder thereof and for all other purposes, and neither the Company nor the Warrants Agent shall be affected by any notice to the contrary.
     6. Transfers and Exchanges.
          (a) The Warrants Agent shall not register the transfer of any outstanding Warrant Certificates in the Warrants Register except as follows:
               (i) if the transferee is, in the opinion of counsel for the transferring Warrantholder, a person to whom the Warrants may legally be transferred without registration and without the delivery of a current prospectus under the Securities Act (or with respect to Canada, without the filing and delivery of a prospectus) with respect thereto and then only against receipt of such opinion of counsel for the transferring Warrantholder in writing, which opinion and counsel are acceptable to the Company, and a letter from such transferee in which such transferee represents that he or she is acquiring the Warrants for his or her own account for investment purposes and not with a view to distribution and provides any other information and representations required by the Company, and in which such person agrees to comply with the requirements of this provision with respect to any resale or other disposition of such securities;
               (ii) upon surrender of such Warrant Certificates, duly endorsed; and
               (iii) upon payment of any applicable tax or taxes pursuant to Section 9 hereof.
Upon any such registration of transfer, a new Warrant Certificate shall be issued to the transferee for the number of Warrants transferred. If less than all the Warrants evidenced by such Warrant Certificate are transferred, a new Warrant Certificate or Certificates shall be issued in the name of the Warrantholder for the number of Warrants evidenced by the Warrant Certificates so surrendered that have not been transferred.
          (b) The Warrant Certificates may be exchanged at the option of the holder or holders thereof, when surrendered to the Warrants Agent at its offices or agency maintained in New York, New York (or at such other offices or agencies as may be designated by the Warrants Agent) for the purpose of exchanging, transferring and exercising the Warrants (a “Warrants Agent’s Office”) or at the offices of any successor Warrants Agent as provided in Section 18 hereof, for another Warrant Certificate or other Warrant Certificates of like tenor and representing in the aggregate a like number of Warrants.
          (c) The Company shall not be required to issue any Warrant Certificate evidencing a fraction of a Warrant or to issue fractions of shares of securities on the exercise of the Warrants. Any fractional interest in a Warrant alone shall be of no value whatsoever, and any fractional interest in shares of securities on the exercise of the Warrants shall be rounded down to the nearest whole number. By accepting a Warrant Certificate, the holder thereof expressly waives any right to receive a Warrant Certificate evidencing any fraction of a Warrant, to receive any fractional share of securities upon exercise of a Warrant, or to receive any value whatsoever upon exercise of a fractional interest in a Warrant.

     7. Duration and Exercise of Warrants; Exercise Price.
          (a) Unless the Warrants are redeemed in accordance with Section 14 hereof, the Warrants shall expire at (i) 5:00 p.m. New York City time (“Close of Business”) on October 14, 2013, subject to extension, in the sole discretion of the Company, in a written statement to the Warrants Agent and with at least thirty (30) days’ prior notice to registered Warrantholders in the manner provided for in Section 15 hereof (such date of expiration being hereinafter referred to as the “Expiration Date”). From October 14, 2011 and thereafter until the Close of Business on the Expiration Date, the Warrants may be exercised on any business day. After the Close of Business on the Expiration Date, the Warrants will become void and of no value.
          (b) Subject to the provisions of this Agreement, each Warrant shall entitle the holder thereof to purchase from the Company (and the Company shall issue and sell to such holder of a Warrant) one fully paid and nonassessable share of Common Stock at the price of $10.50 per share (the “Exercise Price”). Pursuant to Section 6(c) hereof, no fractional shares of Common Stock shall be issuable upon exercise of any Warrants.
          (c) A Warrantholder shall exercise such Warrantholder’s right to purchase shares of Common Stock by depositing with the Warrants Agent at a Warrants Agent’s Office, the Warrant Certificate evidencing such Warrant with the form of election to purchase on the reverse thereof duly completed and signed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney, such signature (if not signed by or on behalf of an original holder of Warrants) to be “medallion” guaranteed by a member of the Securities Transfer Association Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP), a member of the New York Stock Exchange Inc. Medallion Signature Program (MSP), an “eligible guarantor institution” as defined under Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended, or, with respect to Canadian Warrantholders, by a Canadian Schedule 1 chartered bank or a major trust company in Canada, and by paying to the Warrants Agent an amount equal to the Exercise Price multiplied by the number of shares of Common Stock in respect of which the Warrants are being exercised. Payment shall be in lawful money of the United States of America by wire transfer, by official bank, certified, or personal check or by a postal, telegraphic or express money order made payable to the Warrants Agent for the account of the Company; provided, however, if payment is made by personal check, sufficient time must be allowed for the check to clear prior to the Expiration Date. If payment shall be made by wire transfer, such payment shall be transferred to Union Bank (ABA Number: 122000496 and Account Number: 4170001562) for the account of the Company, or such other account on behalf of the Company as the Warrants Agent shall hereafter direct. Once a Warrantholder exercises a Warrant, that exercise may not be revoked.
          (d) Unless a Warrant Certificate (i) provides that the shares of Common Stock to be issued pursuant to the exercise of Warrants represented thereby are to be delivered directly to the holder of such Warrants or (ii) is submitted for the account of an “eligible guarantor institution,” signatures on such Warrant Certificate must be guaranteed by an “eligible guarantor institution.”

          (e) Subject to Section 8 hereof, upon such surrender of a Warrant Certificate and payment of the Exercise Price, and as soon as practicable thereafter, the Warrants Agent, in its capacity as the Company’s transfer agent (the “Transfer Agent”), shall requisition for issuance and delivery to or upon the written order of the registered holder of such Warrant Certificate and in such name or names as such registered holder may designate, a certificate or certificates for the share or shares of Common Stock issuable upon the exercise of the Warrant. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become the holder of record of such share or shares of Common Stock upon the date of issuance thereof.
     The Exercise Price will be deemed to have been received by the Warrants Agent only upon (i) clearance of any uncertified check or (ii) receipt by the Warrants Agent of any official bank or certified check drawn upon a U.S. bank or any postal, telegraphic or express money order, or (iii) receipt by the Warrants Agent of confirmation of any wire transfer to the account set forth above.
          (f) The Warrants evidenced by a Warrant Certificate shall be exercisable, at the election of the registered holder thereof, either as an entirety or from time to time for a portion of the number of Warrants specified in the Warrant Certificate. If less than all of the Warrants evidenced by a Warrant Certificate surrendered upon the exercise of Warrants are exercised at any time prior to the Expiration Date, a new Warrant Certificate or Certificates shall be issued for the number of Warrants evidenced by the Warrant Certificate so surrendered that have not been exercised.
          (g) The Warrants Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay or deliver to the Company all moneys and other consideration received by it upon the purchase of shares of Common Stock through the exercise of Warrants.
          (h) If either the number of Warrants being exercised is not specified on a Warrant Certificate, or the payment delivered is not sufficient to pay the full aggregate Exercise Price for all shares of Common Stock stated to be subscribed for, the Warrantholder will be deemed to have exercised the maximum number of Warrants that could be exercised for the amount of the payment delivered by such Warrantholder. If the payment delivered by the Warrantholder exceeds the aggregate Exercise Price for the number of Warrants evidenced by the Warrant Certificate(s) delivered by such Warrantholder, the payment will be applied, until the Warrant is depleted, to subscribe for shares of Common Stock. Any excess payment remaining after the foregoing allocation will be returned to such Warrantholder as soon as practicable by mail, without interest or deduction for expenses.
          (i) No issuance of shares of Common Stock upon exercise of Warrants shall be made unless there is a current prospectus covering such shares of Common Stock under an effective registration statement under the Securities Act or, where applicable, Canadian provincial securities laws (or an exemption therefrom), and registration or qualification of such shares of Common Stock (or an exemption therefrom) has been obtained from the state, provincial or other regulatory authorities in the jurisdiction in which such shares of Common Stock are sold. The Company will provide to the Warrants Agent written confirmation of such registration or qualification, or an exemption therefrom, when requested by the Warrants Agent, and the determination of the Company shall be final and binding on the Warrants Agent and each Warrantholder. The Company may instruct the Warrants Agent from time to time that certain Warrants are subject to further restrictions on exercise, in which case the Warrants Agent shall not permit the exercise of such Warrants without the consent of the Company.
          (j) Notwithstanding any other provision of this Agreement to the contrary, no issuance of shares of Common Stock shall be made, and the Company is authorized to refuse to honor the exercise of any Warrant, if the exercise of any Warrant would result, in the opinion of the Company’s Board of Directors (the “Board”) or its Chief Executive Officer upon advice of counsel, in the violation of any law.
          (k) All questions concerning the timeliness, validity, form and eligibility of any exercise of Warrants will be determined by the Company, and such determinations will be final and binding. The Company may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such amount of time as the Company may determine, or reject the purported exercise of any Warrant by reason of any defect or irregularity in the exercise. Subscriptions will not be deemed to have been received or accepted until all irregularities have been waived or cured within an amount of time determined in the Company’s sole discretion. The Company and the Warrants Agent are not under any duty to notify any Warrantholder of any defect or irregularity in connection with the submission of Warrant Certificates and will not incur any liability for failure to provide this notification.
     8. Cancellation of Warrants. If the Company shall purchase or otherwise acquire Warrants, the Warrant Certificates representing such Warrants shall thereupon be delivered to the Warrants Agent and be canceled by it and retired. The Warrants Agent shall cancel all Warrant Certificates surrendered for exchange, substitution, transfer or exercise in whole or in part.
     9. Payment of Taxes. The Company will pay all documentary stamp taxes attributable to the initial issuance of Warrants and of shares of Common Stock upon the exercise of Warrants; provided, that the Company shall not be required to pay any tax or taxes that may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for shares of Common Stock in a name other than the registered holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid or adequate provision has been made for the payment thereof.
     10. Mutilated or Missing Warrant Certificates. If any of the Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Company may, in its sole and absolute discretion, issue and the Warrants Agent shall deliver, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and in substitution for the lost, stolen or destroyed Warrant Certificate, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence satisfactory to the Company and the Warrants Agent of such loss, theft or destruction of such Warrant Certificate and of an indemnity or bond, if requested, also satisfactory to them. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or the Warrants Agent may prescribe. The Company and the Warrants Agent may charge the Warrantholder for any expenses associated with replacing his or her mutilated, lost, stolen or destroyed Warrant Certificate.
     11. Reservation of Shares of Common Stock. For the purpose of enabling it to satisfy any obligation to issue shares of Common Stock upon exercise of Warrants, the Company will, at all times through the Close of Business on the Expiration Date, reserve and keep available, free from preemptive rights and out of its aggregate authorized but unissued shares of Common Stock, the number of shares of Common Stock deliverable upon the exercise of all outstanding Warrants, and the Transfer Agent is hereby irrevocably authorized and directed at all times to reserve such number of authorized and unissued shares of Common Stock as shall be required for such purpose. The Warrants Agent, in its capacity as Transfer Agent, is hereby irrevocably authorized to requisition from time to time stock certificates issuable upon exercise of outstanding Warrants.
     Before taking any action that would cause an adjustment pursuant to Section 13 (b) reducing the Exercise Price below the then par value (if any) of the shares of Common Stock issuable upon exercise of the Warrants, the Company will take any corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock at the Exercise Price as so adjusted.
     The Company covenants that all shares of Common Stock issued upon exercise of the Warrants will, upon issuance in accordance with the terms of this Agreement, be fully paid and nonassessable and free from all liens, charges and security interests created by or imposed upon the Company with respect to the issuance thereof.
     12. Registration of Warrants and Shares of Common Stock. The Company shall use commercially reasonable efforts to file with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 covering the shares of Common Stock underlying the Warrants (the “Registration Statement”) which has been or will be declared effective at the sole discretion of the Commission. Except as set forth in the last sentence of this Section 12, the Company will use its commercially reasonable efforts to keep the Registration Statement continuously effective from the date hereof through the Expiration Date and to keep such Registration Statement and prospectus included therein current while any of the Warrants are outstanding. So long as any unexpired Warrants remain outstanding, the Company will in good faith use its commercially reasonable efforts to endeavor to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and to make filings under federal, state and provincial securities acts and laws, which may be or become reasonably necessary in connection with the issuance and delivery of the Warrant Certificates, the exercise of the Warrants and the issuance, sale, transfer and delivery of the shares of Common Stock issued upon exercise of Warrants; provided, however, that the Company will not take such actions with respect to any transfer of the Warrants, which have not been registered under the Securities Act and are not transferable except as provided in Section 6(a) hereof. However, Warrants may not be exercised or sold by, nor may shares of Common Stock or other securities be issued to, any registered Warrantholder in any state or jurisdiction in which such exercise or sale would be unlawful. Notwithstanding anything to the contrary in this Section 12, the Company shall not be required to keep the Registration Statement or any other registration statement covering the shares of Common Stock issuable upon exercise of the Warrants or any related prospectus current if in the reasonable judgment of the Company the discrepancy between the market price of the Common Stock and the Exercise Price makes it unlikely that the Warrants will be exercised or following the Close of Business on the Expiration Date or such earlier date upon which all Warrants have been exercised or redeemed in full in accordance with the terms set forth herein.
     13. Adjustment of Exercise Price and Number of Shares of Common Stock Purchasable or Number of Warrants.
          (a) Except as provided in subsections (b) or (d) below, the Exercise Price and the number of shares of Common Stock purchasable upon the exercise of each Warrant shall not be adjusted prior to the Expiration Date or upon exercise of any Warrant.
          (b) If the Company shall (i) pay a dividend on its shares of Common Stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) reclassify the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), the number of shares of Common Stock purchasable upon exercise of each Warrant immediately prior thereto and the Exercise Price payable therefor shall be adjusted so that the holder of each Warrant shall be entitled upon exercise to receive, for the same aggregate consideration, the kind and number of shares of Common Stock or other securities of the Company that such holder would have owned or have been entitled to receive after the happening of any of the events described above, if such Warrant had been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this subparagraph (b) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event. In addition, in the event of any reclassification of the Common Stock, references in this Agreement to Common Stock shall thereafter be deemed to refer to the securities into which the Common Stock shall have been reclassified.
          (c) In case of any consolidation of the Company with or merger of the Company into another corporation or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety or in case the Company is a party to a merger or binding share exchange which reclassifies or changes its outstanding shares of Common Stock (each a “Fundamental Change”), the Company or such successor or purchasing corporation, as the case may be, shall execute with the Warrants Agent an agreement, in form and substance substantially equivalent to this Agreement, such that after the Fundamental Change each Warrantholder shall have the right, subject to terms and conditions substantially equivalent to those contained in this Agreement, to purchase the kind and amount of shares and other securities and property that such holder would have been entitled to receive if such Warrant had been exercised immediately prior to the Fundamental Change. The Company shall mail notice of the execution of any such agreement to each registered Warrantholder by first-class mail, postage prepaid. Such agreement shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 13.

The provisions of this subparagraph (c) shall similarly apply to successive Fundamental Changes. The Warrants Agent shall be under no duty to determine the correctness of any provisions contained in any such agreement relating either to the kind or amount of shares of stock or other securities or property receivable upon exercise of Warrants or with respect to the method employed and provided therein for any adjustments, and the Warrants Agent shall be entitled to rely upon the provisions contained in any such agreement.
          (d) At any time the Company may, at its option, voluntarily reduce the then-current Exercise Price to such amount (the “Reduced Exercise Price”) and for such period or periods of time which may be through the Close of Business on the Expiration Date (the “Reduced Exercise Price Period”) as may be deemed appropriate by the Board. Notice of any such Reduced Exercise Price and Reduced Exercise Price Period shall be given to the registered Warrantholders in the manner provided in Section 15 hereof and to the Warrants Agent in the manner provided in Section 21 hereof. After the termination of the Reduced Exercise Price Period, the Exercise Price shall be the Exercise Price that would have been in effect, as adjusted pursuant to subsection (b) above, had there been no reduction in the Exercise Price pursuant to the provisions of this subsection (d). Any adjustment in the Exercise Price pursuant to subsection (b) above during the Reduced Exercise Price Period shall also be made in the Reduced Exercise Price in the manner specified in subsection (b) above.
     14. Redemption.
          (a) At any time the Company may, at its option, redeem the Warrants in whole or in part, for a redemption price of $0.001 per Warrant (subject to equitable adjustment to reflect stock splits, stock dividends, stock combinations, recapitalizations and like occurrences), on at least thirty (30) days’ prior written notice to the registered Warrantholders. If the Company elects to redeem only a portion of the Warrants, the Company will make any such partial redemption on a pro-rata basis to all Warrantholders based on the number of Warrants they respectively own. In the event the Company exercises its right to redeem the Warrants, the Expiration Date shall be deemed to be, and the Warrants will be exercisable until the Close of Business on, the date fixed for redemption in such notice (the “Redemption Date”). If any Warrant called for redemption is not exercised by such time, it will cease to be exercisable and the registered holder thereof will be entitled only to the redemption price of $0.001 per Warrant.
          (b) If the Company exercises its right to redeem all or a portion of the Warrants, then it shall give or cause to be given notice to the registered Warrantholders by mailing to such registered Warrantholders a notice of redemption, first class, postage prepaid, at the most recent address in the Warrants Register. Any notice mailed in the manner provided herein shall be conclusively presumed to have been duly given, whether or not the registered Warrantholder receives such notice.
          (c) The notice of redemption shall specify (i) the redemption price, (ii) the Redemption Date, which shall in no event be less than thirty (30) days after the date of mailing such notice, (iii) the place where the Warrant Certificates must be delivered and the redemption price paid, and (iv) that the right to exercise the Warrant shall terminate at Close of Business on the Redemption Date. Neither failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the proceedings for such redemption except as to a holder to whom notice was not mailed or whose notice was defective. An affidavit of the Warrants Agent or the Secretary or Assistant Secretary of the Company that notice of redemption has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.
          (d) Any right to exercise a Warrant shall terminate at Close of Business on the Redemption Date. The redemption price payable to the registered Warrantholders shall be mailed to such persons at the most current address listed in the Warrants Register.
     15. Notices to Warrantholders. If:
          (a) the Company shall declare any dividend payable in any securities upon its shares of Common Stock, or make any distribution (other than a cash dividend declared in the ordinary course) to the holders of its Common Stock; or
          (b) the Company shall offer to the holders of its Common Stock any additional shares of Common Stock or securities convertible or exchangeable into shares of Common Stock or any right to subscribe for or purchase Common Stock; or
          (c) the Company shall dissolve, liquidate or wind up (other than in connection with a Fundamental Change); or
          (d) the Company shall fix a Reduced Exercise Price and Reduced Exercise Price Period;
then the Company shall cause written notice of such event to be filed with the Warrants Agent and shall cause written notice of such event to be given to each of the registered Warrantholders at the most recent address in the Warrants Register by first-class mail, postage prepaid, and such notice shall be given (i) in the case of clauses (a) or (b) above, at least ten (10) calendar days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution or subscription rights, (ii) in the case of clause (c) above, at least twenty (20) calendar days prior to the date fixed as a record date for the determination of stockholders entitled to vote on such proposed dissolution, liquidation or winding up and (iii) in the case of clause (d) above, as soon as practicable after such event. Such notice shall, as and if applicable, specify such record date or the date of closing the transfer books, as the case may be. Failure to give the notice required by this Section 15 or any defect therein shall not affect the legality or validity of any dividend, distribution, right, option, warrant, dissolution, liquidation or winding up or the vote upon or any other action taken in connection therewith.
     16. Merger Consolidation or Change of Name of the Warrants Agent. Any entity into which the Warrants Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Warrants Agent shall be a party, or any entity succeeding to the shareholder services business of the Warrants Agent, shall be the successor to the Warrants Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Warrants Agent under the provisions of Section 18.

     17. Warrants Agent. The Warrants Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Warrant Certificates, by their acceptance thereof, shall be bound:
          (a) The Warrants Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrant Certificates, nor shall it at any time be under any duty or responsibility to any holder of a Warrant to make or cause to be made any adjustment in the Exercise Price or in the number of shares of Common Stock issuable upon exercise of any Warrants (except as instructed by the Company);
          (b) The Company agrees to indemnify the Warrants Agent and save it harmless against any and all losses, liabilities and expenses, including judgments, costs and reasonable counsel fees and expenses, for anything done or omitted by the Warrants Agent arising out of or in connection with this Agreement except as a result of its gross negligence or bad faith;
          (c) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Warrants Agent to carry out or perform the provisions of this Agreement; and
          (d) The Warrants Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman and Chief Executive Officer, any Vice President, the Treasurer or an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer or in good faith reliance upon any statement signed by any one of such officers of the Company with respect to any fact or matter (unless other evidence in respect thereof is herein specifically prescribed) that may be deemed to be conclusively proved and established by such signed statement.
     18. Change of Warrants Agent. If the Warrants Agent shall resign (such resignation to become effective not earlier than sixty (60) days after giving written notice thereof to the Company and the registered Warrantholders) or shall become incapable of acting as Warrants Agent or if the Board shall by resolution remove the Warrants Agent (such removal to become effective not earlier than thirty (30) days after filing a certified copy of such resolution with the Warrants Agent and giving written notice of such removal to the registered Warrantholders), then the Company shall appoint a successor to the Warrants Agent. If the Company fails to make such appointment within a period of thirty (30) days after such removal or after it has been so notified in writing of such resignation or incapacity by the Warrants Agent, then any registered Warrantholder may apply to any court of competent jurisdiction for the appointment of a successor to the Warrants Agent. Pending appointment of a successor to the Warrants Agent, either by the Company or by such a court, the duties of the Warrants Agent shall be carried out by the Company. Any successor Warrants Agent, whether appointed by the Company or by a court, shall be a bank or trust company, in good standing, incorporated under the laws of any state or of the United States of America. As soon as practicable after appointment of the successor Warrants Agent, the Company shall cause written notice of the change in the Warrants Agent to be given to each of the registered holders of the Warrant Certificates at such holder’s address appearing on the Warrants Register. After appointment, the successor Warrants Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrants Agent without further act or deed. The former Warrants Agent shall deliver and transfer to the successor Warrants Agent the Warrants Register and any other property at the time held by it hereunder and execute and deliver, at the expense of the Company, any further assurance, conveyance, act or deed necessary for that purpose. Failure to give any notice provided for in this Section 18 or any defect therein, shall not affect the legality or validity of the removal of the Warrants Agent or the appointment of a successor Warrants Agent, as the case may be.
     19. Warrantholder Not Deemed a Stockholder. Nothing contained in this Agreement or in any of the Warrant Certificates shall be construed as conferring upon the holders thereof the right to vote or to receive dividends or to consent or to receive notice as stockholders in respect of the meetings of stockholders or for the election of directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company.
     20. Delivery of Prospectus. Subject to Section 12 hereof, if the Company deems it to be necessary or advisable under applicable federal or state securities laws to deliver a prospectus or other notices or communications in connection with the issuance of the Warrants or upon the exercise of Warrants, the Company will furnish to the Warrants Agent sufficient copies of a prospectus or such other notices or communications relating to the shares of Common Stock underlying the Warrants, and the Warrants Agent agrees that it will deliver a copy of the prospectus or such other notices or communications to any Warrantholders as the Company may instruct.
     21. Notices to Company and Warrants Agent. Any notice or demand authorized by this Agreement to be given or made by the Warrants Agent or by any registered Warrantholder to or on the Company shall be sufficiently given or made if sent by mail, first-class or registered, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrants Agent), as follows:

Magnum Hunter Resources Corporation 777 Post Oak Boulevard, Suite 650 Houston, Texas 77056
Attention:	Mr. Paul M. Johnston, Senior Vice President and General Counsel
     Any notice pursuant to this Agreement to be given by the Company or by any registered Warrantholder to the Warrants Agent shall be sufficiently given if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing by the Warrants Agent with the Company), as follows:

American Stock Transfer & Trust Company, LLC 6201 15th Avenue
Brooklyn, New York 11219
Attention:	Corporate Trust Department

with a copy (which shall not constitute notice) to:

American Stock Transfer & Trust Company, LLC 6201 15th Avenue Brooklyn, New York 11219
Attention:	General Counsel
     22. Supplements and Amendments. The Company and the Warrants Agent may from time to time supplement or amend this Agreement without the approval of any Warrantholders in order to cure any ambiguity, manifest error or other mistake in this Agreement, or to correct or supplement any provision contained herein that may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder that the Company and the Warrants Agent may deem necessary or desirable and that shall not adversely affect, alter or change the interests of the Warrantholders in any material respect.
     Any supplement to or amendment of this Agreement which may not be made by the Company and the Warrants Agent without the approval of the Warrantholders pursuant to the preceding paragraph shall require the approval of the Company, the Warrants Agent and the Warrantholders entitled to purchase upon exercise thereof a majority of the shares of Common Stock that may be purchased upon the exercise of all outstanding Warrant Certificates at the time that such amendment or supplement is to be made. Notwithstanding the foregoing, any amendment or supplement to this Agreement which would provide for an adjustment to either (i) the number of shares of Common Stock purchasable upon exercise of a Warrant or (ii) the Exercise Price, in either case, in a manner not provided for in this Agreement and in a manner that would have a substantial negative impact on the Warrantholders, shall require the consent of the Warrantholders entitled to purchase upon exercise thereof at least seventy-five percent (75%) of the shares of Common Stock which may be purchased upon the exercise of all outstanding Warrant Certificates at the time such amendment or supplement is to be made.
     23. Successors. Each of the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrants Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.
     24. Termination. This Agreement shall terminate at the Close of Business on the Expiration Date or such earlier date upon which all Warrants have been exercised or redeemed in full in accordance with the terms set forth herein, except that the Warrants Agent shall account to the Company for cash held by it and the provisions of Section 17 hereof shall survive such termination. Upon termination of this Agreement, the Warrants Agent shall retain all canceled Warrant Certificates and related documentation as required by applicable law.
     25. Governing Law. This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be construed in accordance with the internal laws of the State of Delaware without regard to conflict of law or choice of law principles that would cause the application of any laws other than of the State of Delaware.
     26. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Warrants Agent and the registered Warrantholders any legal or equitable right, remedy or claim under this Agreement, and this Agreement shall be for the sole and exclusive benefit of the Company, the Warrants Agent and the registered Warrantholders.
     27. Dealings. The Warrants Agent, and any stockholder, director, officer or employee thereof, may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it was not the Warrants Agent under this Agreement, or a stockholder, director, officer or employee of the Warrants Agent, as the case may be. Nothing herein shall preclude the Warrants Agent from acting in any other capacity for the Company or for any other legal entity.
     28. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.
     29. Headings. The headings of sections of this Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.
[Signature page follows.]

     IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed and delivered as of the day and year first above written.

MAGNUM HUNTER RESOURCES CORPORATION
By:	/s/ Ronald D. Ormand
	Name:	Ronald D. Ormand
	Title:	Executive Vice President and CFO
Attest:

By:	/s/ Paul Johnston
	Name:	Paul Johnston
	Title:	Senior Vice President and General Counsel

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC
By:	/s/ Barbara J. Robbins
	Name:	Barbara J. Robbins
	Title:	Vice President
Attest:

By:	/s/ Lindsay Kies
	Name:	Lindsay Kies
	Title:	Account Administrator
[Signature Page to Warrants Agreement]

EXHIBIT A
[FORM OF WARRANT]

proof ink PROOF this printing COMMON STOCK PURCHASE WARRANT CERTIFICATE and WARRANTS However, dyes MAGNUM HUNTER RESOURCES CORPORATION ANOTHER product the INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE SEND final between AND the VOID (UNLESS EXTENDED) AFTER 5:00 P.M., NEW YORK CITY TIME, on difference ON OCTOBER 14, 2013 CORPORATION CUSIP 55973G 11 9 the 11, 2011 CHANGES WORD will appear to FACE tg FOR it due 4365 REV . 4 MAKE WORD color as proof OCTOBER RESOURCES — Operator: the OFzx the THIS CERTIFIES THAT, PROOF HUNTER WO Terra Cotta CHANGES PROOFREAD of different from 17 WITH representation SC — OK NOT good MAGNUM a appear slightly in IS is It may IS AS - is the owner and registered holder prints E MAIL printer product (the “Registered Holder”), of Intaglio OK OR laser printed Common Stock Purchase Warrants (the “Warrants”). Each Warrant entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Warrant Certificate and the Warrants Agreement (as hereinafter defined), one fully paid and nonassessable share of common stock, par value $0.01 per share (the “Common Stock”), of Magnum Hunter Resources Corporation, color a Delaware corporation (the “Company”), at any time prior to 5:00 p.m., New York City time, on October 14, 2013 (the “Expiration Date”), upon the presentation and surrender of this Warrant Certificate with the Election to Purchase Form on the reverse hereof duly executed, at the corporate office of American Stock Transfer & Trust Company, LLC as warrants agent, or its successor final (the “Warrants Agent”), accompanied by payment of $10.50 per Warrant, subject to adjustment (the “Warrant Price”), and any and all applicable taxes due in connection with the exercise of the Warrant, in lawful money of the United States of America by wire transfer, by official bank, certified, or personal check or by a postal, telegraphic or express money order made payable to the Warrants Agent for the account of the Company; provided, however, if payment is made by personal check, sufficient time must be allowed for the check to clear prior to the Expiration Date the THIS WARRANT CERTIFICATE AND EACH WARRANT REPRESENTED HEREBY ARE ISSUED PURSUANT TO AND ARE SUBJECT IN ALL RESPECTS TO THE TERMS AND CONDITIONS SET FORTH IN THE WARRANTS AGREEMENT (THE “WARRANTS AGREEMENT”), DATED AS OF OCTOBER 13, 2011, BY AND BETWEEN THE COMPANY AND THE WARRANTS MODEM AGENT REFERENCE IS HEREBY MADE TO THE WARRANTS AGREEMENT FOR A MORE COMPLETE STATEMENT OF THE RIGHTS AND LIMITATIONS OF RIGHTS OF THE REGISTERED HOLDER HEREOF, THE RIGHTS AND DUTIES OF THE WARRANTS AGENT AND THE RIGHTS AND OBLIGATIONS OF THE COMPANY THEREUNDER. COPIES OF THE WARRANTS Black PROOF: quality, AGREEMENT In the event ARE of certain ON FILE contingencies AT THE OFFICE provided OF THE for in WARRANTS the Warrants AGENT. Agreement, the Warrant Price and the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modification or adjustment. The Company also has the right voluntarily to lower the Warrant Price, as set forth in the Warrants Agreement. 38401 — 7660 in BY and Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional shares of Common Stock will be issued, and the number of shares issued will be rounded down to the nearest whole number. In the case of the exercise of less than all the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof 490 THIS and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, which the Warrants Agent shall countersign, for the balance of such Warrants. - This Warrant Certificate is not transferrable except in the limited circumstances provided in the Warrants Agreement and, among other things, delivery of an opinion of transferor’s counsel that the transfer does not violate any securities laws, an investor’s letter from the transferee stating his or her intent to acquire the Warrants for his or her own account and for investment purposes only, and payment of any applicable taxes due upon transfer of this Warrant Certificate. America LANE 3003 931 prints FOR a graphics rendition, This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Warrants Agent in New York, New York or at such other offices as may be designated by the Warrants Agent, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant - on Certificates to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrender. If this Warrant Certificate shall be surrendered for exercise within any period during which the transfer books for the Common Stock or other securities purchasable upon the exercise of this Warrant Certificate are closed for any purpose, the Warrants Agent shall not be required to make delivery of certificates for the securities purchasable upon such exercise until the date of the reopening of such transfer books. 388 color No issuance of shares of Common Stock upon exercise of Warrants shall be made unless there is a current prospectus covering such shares of Common Stock under an effective registration statement under the Securities Act or, where applicable, Canadian provincial securities laws (or an exemption therefrom), and registration or qualification of such shares of Common Stock (or an exemption therefrom) has been obtained from the state, provincial or other regulatory authorities in the jurisdiction in which such shares of Common Stock are sold. The Company will provide to the Warrants Agent written confirmation of such registration or qualification, or an exemption therefrom, when requested by the Warrants Agent, and the determination of the Company shall Logo artwork be final Subject and binding to the provisions on the Warrants of the Warrants Agent and Agreement, each Registered this Warrant Holder. may No be Warrant redeemed represented at the option hereby of shall the Company, be exercised in whole or sold or by in part, a Registered at a redemption Holder in price any of state $0.001 or other per Warrant, jurisdiction at any where time, such and exercise notice of or redemption sale would (the be unlawful. “Notice of Redemption”) shall be given not less than thirty (30) days before the date and time fixed for redemption, all as provided in the Warrants Agreement. (931) or exact On and after the date fixed for redemption, the Registered Holder shall have no rights with respect to this Warrant except to receive the $0.001 per Warrant upon surrender of this Warrant Certificate. North ARMSTRONG TENNESSEE GRONER SELECTION TEXT RECEIVED an Prior to the exercise of any Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a stockholder of the Company by virtue of such Registered Holder’s ownership of such Warrant, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrants Agreement. 711 file not Prior to due presentment for registration of transfer of this Warrant Certificate, the Company and the Warrants Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company or the Warrants
Agent), for all purposes and shall not be affected by any notice to the contrary. is This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to conflict of laws or choice of law principles. digital It This Warrant Certificate is not valid unless countersigned by the Warrants Agent. ABnote COLUMBIA, HOLLY PRINTING: NOTE: a . IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile, by two of its officers thereunto duly authorized. MAGNUM HUNTER RESOURCES CORPORATION Dated: By: FOR APPROPRIATE from printing THE printed offset COUNTERSIGNED: was from AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC CHAIRMAN OF THE BOARD AND (New York, NY) as Warrants Agent CHIEF EXECUTIVE OFFICER SELECTED INITIAL proof By: By: This different PLEASE is EXECUTIVE VICE PRESIDENT, AUTHORIZED SIGNATURE CHIEF FINANCIAL OFFICER AND SECRETARY COLORS COLOR: process

MAGNUM HUNTER RESOURCES CORPORATION
U.S. RESIDENTS: THE WARRANT(S) REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OR ANY PROVINCE OF CANADA, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION OR PROSPECTUS REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE OR PROVINCIAL SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT AND A LETTER FROM TRANSFEREE IN WHICH SUCH TRANSFEREE REPRESENTS THAT HE OR SHE IS ACQUIRING THE WARRANTS FOR HIS OR HER OWN ACCOUNT FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO DISTRIBUTION, THE SUBSTANCE OF EACH TO BE REASONABLY ACCEPTABLE TO THE COMPANY.
CANADIAN RESIDENTS: UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY TO A RESIDENT OF CANADA BEFORE FEBRUARY 15, 2012.
     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	— as tenants in common	UNIF GIFT MIN ACT—	Custodian
TEN ENT	— as tenants by the entireties		(Cust) (Minor)
JT TEN	— as joint tenants with right of survivorship and not as tenants in common		under Uniform Gifts to Minors Act (State)
Additional abbreviations may also be used though not in the above list.
ELECTION TO PURCHASE FORM
(To be Executed by the Registered Holder In Order to Exercise
Warrants Represented by the Warrant Certificate on the reverse hereof)
To: MAGNUM HUNTER RESOURCES CORPORATION
     The undersigned Registered Holder hereby irrevocably elects to exercise          Warrants, represented by the Warrant Certificate on the reverse hereof, and to purchase the securities issuable upon exercise of such Warrants, and requests that certificates for such securities be issued in the name of:

(Please print or type your Name and Address)

(Please print or type your Social Security or Federal Tax Identification Number)
and, if such number of Warrants shall not be all the Warrants represented by the Warrant Certificate on the reverse hereof, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to the Registered Holder at the address stated below. The Registered Holder understands and agrees that the Company may require Registered Holders to establish their exemptions from backup withholding or to arrange for payment of backup withholding.

Dated:

Name of holder of the Warrant Certificate:

(Please Print or Type)

Address:

Signature:

Signature Guaranteed:

NOTICE:	SIGNATURE MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM PURSUANT TO RULE 17Ad-15 OF THE SECURITIES EXCHANGE ACT OF 1934. The above signature must correspond with the name as written upon the face of the Warrant Certificate on the reverse hereof in every particular, without alteration or enlargement or any change whatsoever, or if signed by any other person or if any Warrant Certificate representing Warrants not exercised is to be registered in a name other than that in which the Warrant Certificate on the reverse hereof is registered, the requirements set forth in the Warrants Agreement related to transfer of Warrants must have been met, including among other things delivery of an opinion letter from the Registered Holder’s counsel and an investor’s letter from such other person and payment of any applicable transfer taxes, and the signature of the holder hereto must be “medallion” guaranteed.

EXHIBIT B
[WARRANTS AGENT FEE SCHEDULE]

American Stock Transfer & Trust Company, LLC
WARRANT AGENT SERVICES
FEE PROPOSAL
COMPREHENSIVE FIXED FEE
American Stock Transfer & Trust Company, LLC (“AST”) will serve as Warrant Agent for new class of warrants (the “Warrants”) issued by Magnum Hunter Resources Corporation (the “Company”) issued as a dividend on its common stock.
AST understands that the Warrants will not be DTC eligible and that AST will receive issuance instructions for the participants at DTC. AST acknowledges that the Warrants will be issued in certificated form.
For AST’s role as Warrant Agent, AST will charge the Company a flat monthly fee of $600.00 for a period of 24 months unless this Agreement is earlier terminated. This database will be a combination of the existing common stockholders currently in registered form on the records of AST plus the participants currently holding common stock through DTC. It is estimated that there will be 500 registered warrantholders. AST will increase the monthly fee by $150.00 for every increase of 200 registered warrantholders above 500. A one-time fee of $2,500.00 will be billed to cover all anticipated transfers related to the distribution of the warrants held by participants to its beneficial owners. In addition, upon the valid exercise of any Warrant, a one-time fee of $2,500.00 will be billed to cover all warrant exercises.
AST’s role as Warrant Agent will be dictated by the Warrant Agent Agreement entered into between the Company and AST.
Should AST’s role as Warrant Agent change significantly from what is presented in the drafts of the Warrant Agent Agreement, AST reserves the right to adjust the fees accordingly.
SPECIAL SERVICES
Services not included in this fee proposal, but deemed necessary or desirable by the corporate issuer, may be subject to additional charges. Examples of such services include trustee/custodial services, exchange/tender offers, secondary offerings and stock dividends.
OUT-OF-POCKET EXPENSES
Routine out of pockets are included in the monthly fee. Out-of-pocket expenses will be billed in addition to the fee listed herein for events relating to the entire warrantholder base. Examples of routine out-of-pocket expenses include but are not limit to envelopes, statements, stationary, postage and overnight courier.
ACCEPTANCE
Acceptance of this transaction is contingent upon AST’s final review. This fee commitment is guaranteed for the duration of the Agreement.
Acknowledged and Accepted:
10/05/11
Date

/s/ Ronald D. Ormand
Magnum Hunter Resources Corporation

Signature

Ronald D. Ormand, EVP and CFO Name/Title
AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC I www.amsloek.com
CONFIDENTIAL